Exhibit 16


ElliottDavis
Accountants and Business Advisors

1901 Main Street
Suite 1650
PO Box 2227
Columbia, SC 292020-2227

 Phone 803.256.0002
Fax 803.254.4724







April 24, 2006



Securities and Exchange Commission
Washington, D.C. 20549

     Re:  Southcoast Financial Corporation
          Form 8-K filed April 21, 2006
          Commission File No. 0-25933


Commissioners:

We have read Southcoast Financial  Corporation's  statements included under Item
4.01 of its Form 8-K for April 17, 2006, and we agree with such statements concerning our Firm.

 s/ Elliott Davis, LLC

 Elliott Davis, LLC